Citigroup Global Markets Holdings Inc.	August 21, 2026 Medium-Term Senior Notes, Series N Pricing Supplement No. 2026-USNCH33579 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-293732 and 333-293732-02

12,645 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF Due August 26, 2032

Principal at Risk Securities

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest, do not guarantee the repayment of principal at maturity and are subject to potential automatic early redemption on a quarterly basis beginning approximately one year after issuance on the terms described below. Your return on the securities will depend on the worst performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF (each, an “underlying”).
▪	The securities provide for the repayment of principal plus a premium following the first valuation date, beginning approximately one year after issuance, on which the closing value of the worst performing underlying is greater than or equal to its mandatory redemption threshold value. If the closing value of the worst performing underlying is not greater than or equal to its mandatory redemption threshold value on any valuation date prior to the final valuation date, the securities will not be automatically redeemed at a premium and, instead, you will receive a payment at maturity that may be greater than or less than the stated principal amount, depending on the final underlying value of the worst performing underlying on the final valuation date. If the securities are not automatically redeemed prior to maturity and the final underlying value of the worst performing underlying on the final valuation date is greater than or equal to its initial underlying value, you will receive at maturity the stated principal amount of your securities plus the premium applicable to the final valuation date. However, if the securities are not automatically redeemed prior to maturity and the final underlying value of the worst performing underlying on the final valuation date is less than its initial underlying value, you will lose 1% of the stated principal amount of your securities for every 1% of that decline. Investors in the securities must be willing to accept the risk of losing their entire initial investment.
▪	Your return on the securities will depend solely on the performance of the worst performing underlying, and you will not benefit in any way from the performance of any better performing underlying.
▪	If we and Citigroup Inc. default on our obligations, you may not receive any amount owed to you under the securities. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.
KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlyings:	Underlyings	Initial underlying value*	Mandatory redemption threshold value**
	State Street® Energy Select Sector SPDR® ETF (ticker symbol: “XLE UP”)	$63.64	$57.276
	State Street® Health Care Select Sector SPDR® ETF (ticker symbol: “XLV UP”)	$174.62	$157.158
	State Street® Technology Select Sector SPDR® ETF (ticker symbol: “XLK UP”)	$183.31	$164.979
* For each underlying, its closing value on the pricing date ** For each underlying, 90% of its initial underlying value
Aggregate stated principal amount:	$12,645,000
Stated principal amount:	$1,000 per security
Pricing date:	August 21, 2026
Issue date:	August 26, 2026
Maturity date:	August 26, 2032
Automatic early redemption:	If, on any valuation date prior to the final valuation date, the closing value of the worst performing underlying is greater than or equal to its mandatory redemption threshold value, the securities will be automatically redeemed on the potential redemption date immediately following that valuation date for an amount in cash per security equal to $1,000 plus the premium applicable to that valuation date. If the securities are automatically redeemed following any valuation date prior to the final valuation date, they will cease to be outstanding and you will not be entitled to receive the premium applicable to any later valuation date.
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity, for each $1,000 stated principal amount security you then hold, an amount in cash equal to:

▪

If the final underlying value of the worst performing underlying on the final valuation date is greater than or equal to its initial underlying value: $1,000 + the premium applicable to the final valuation date

▪

If the final underlying value of the worst performing underlying on the final valuation date is less than its initial underlying value:
$1,000 + ($1,000 × the underlying return of the worst performing underlying on the final valuation date)

If the securities are not automatically redeemed prior to maturity and the final underlying value of the worst performing underlying on the final valuation date is less than its initial underlying value, your payment at maturity will be less, and possibly significantly less, than the $1,000 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion or all of your investment.

Listing:	The securities will not be listed on any securities exchange, may have limited or no liquidity and are designed to be held to maturity
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)(2)	Underwriting fee	Proceeds to issuer
Per security:	$1,000.00	$30.00(2)	$965.00
		$5.00(3)
Total:	$12,645,000.00	$442,575.00	$12,202,425.00

(Key Terms continued on next page)

(1) On the date of this pricing supplement, the estimated value of the securities is $922.60 per security, which is less than the issue price.  The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $35.00 for each $1,000 security sold in this offering. Certain selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from CGMI a fixed selling concession of $30.00 for each $1,000 security they sell.  Additionally, it is possible that CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines.  See “Use of Proceeds and Hedging” in the accompanying prospectus. In addition, CGMI will pay to one or more electronic platform providers a fee of $0.50 for each security sold in this offering where related selected dealers and/or custodians implement or utilize such providers.

(3) Reflects a structuring fee payable to Morgan Stanley Wealth Management by CGMI of $5.00 for each security.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-8.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense. You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, which can be accessed via the hyperlinks below:

Product Supplement No. EA-02-12 dated February 25, 2026	Underlying Supplement No. 13 dated February 25, 2026

Prospectus Supplement and Prospectus each dated February 25, 2026

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.

12,645 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF Due August 26, 2032

Principal at Risk Securities

KEY TERMS (continued)
Valuation dates, potential redemption dates and premiums:	The valuation dates and potential redemption dates are listed below. The premium applicable to each valuation date is the amount indicated below. The premium may represent a return that is significantly less than the appreciation of any underlying from the pricing date to the applicable valuation date.
	Valuation Dates*	Potential Redemption Dates**	Premiums
	August 30, 2027	September 2, 2027	13.200% of the stated principal amount
	November 22, 2027	November 26, 2027	16.500% of the stated principal amount
	February 22, 2028	February 25, 2028	19.800% of the stated principal amount
	May 22, 2028	May 25, 2028	23.100% of the stated principal amount
	August 21, 2028	August 24, 2028	26.400% of the stated principal amount
	November 21, 2028	November 27, 2028	29.700% of the stated principal amount
	February 21, 2029	February 26, 2029	33.000% of the stated principal amount
	May 21, 2029	May 24, 2029	36.300% of the stated principal amount
	August 21, 2029	August 24, 2029	39.600% of the stated principal amount
	November 21, 2029	November 27, 2029	42.900% of the stated principal amount
	February 21, 2030	February 26, 2030	46.200% of the stated principal amount
	May 21, 2030	May 24, 2030	49.500% of the stated principal amount
	August 21, 2030	August 26, 2030	52.800% of the stated principal amount
	November 21, 2030	November 26, 2030	56.100% of the stated principal amount
	February 21, 2031	February 26, 2031	59.400% of the stated principal amount
	May 21, 2031	May 27, 2031	62.700% of the stated principal amount
	August 21, 2031	August 26, 2031	66.000% of the stated principal amount
	November 21, 2031	November 26, 2031	69.300% of the stated principal amount
	February 23, 2032	February 26, 2032	72.600% of the stated principal amount
	May 21, 2032	May 26, 2032	75.900% of the stated principal amount
	August 23, 2032 (the “final valuation date”)	N/A	79.200% of the stated principal amount

*Each valuation date is subject to postponement if such date is not a scheduled trading day or certain market disruption events occur with respect to any of the underlyings

** If the valuation date immediately preceding any potential redemption date is postponed, that potential redemption date will also be postponed so that it falls on the third business day after such valuation date, as postponed

Final underlying value:	For each underlying, its closing value on the final valuation date
Underlying return:	For each underlying on any valuation date, (i) its closing value on such valuation date minus its initial underlying value, divided by (ii) its initial underlying value
Worst performing underlying:	On any valuation date, the underlying with the lowest underlying return on such valuation date
CUSIP / ISIN:	17334CJ88 / US17334CJ886

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect whether the securities are automatically redeemed or your payment at maturity. These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Consequences of a Market Disruption Event; Postponement of a Valuation Date”, “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” and “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Delisting, Liquidation or Termination of an Underlying ETF,” and not in this pricing supplement. The accompanying underlying supplement contains important disclosures regarding each of the underlyings that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Closing Value. The “closing value” of each underlying on any date is the closing price of its underlying shares on such date, as provided in the accompanying product supplement. The “underlying shares” of the underlyings are its shares that are traded on a U.S. national securities exchange. Please see the accompanying product supplement for more information.

Dilution and Reorganization Adjustments. The initial underlying value and the mandatory redemption threshold value applicable to each of the underlyings are each a “Relevant Value” for purposes of the section “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” in the

August 2026	PS-2

Citigroup Global Markets Holdings Inc.

12,645 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF Due August 26, 2032

Principal at Risk Securities

accompanying product supplement. Accordingly, the initial underlying value and the mandatory redemption threshold value applicable to each of the underlyings are each subject to adjustment upon the occurrence of any of the events described in that section.

August 2026	PS-3

Citigroup Global Markets Holdings Inc.

12,645 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF Due August 26, 2032

Principal at Risk Securities

Investment Summary

The securities do not provide for the regular payment of interest.  Instead, beginning approximately one year after issuance, the securities will be automatically redeemed if the closing value of the worst performing underlying on any valuation date prior to the final valuation date is greater than or equal to its mandatory redemption threshold value, for an amount in cash per security equal to $1,000 plus a premium that will increase over the term of the securities, as described on the cover page of this pricing supplement.  No further payments will be made on the securities once they have been redeemed.  At maturity, if the securities have not previously been redeemed and the final underlying value of the worst performing underlying on the final valuation date is greater than or equal to its initial underlying value, investors will receive an amount in cash per security equal to $1,000 plus the premium applicable to the final valuation date. However, if the securities are not redeemed prior to maturity and the final underlying value of the worst performing underlying on the final valuation date is less than its initial underlying value, investors will be exposed to the depreciation of the worst performing underlying from its initial underlying value to its final underlying value on a 1-to-1 basis, and will receive a payment at maturity that is less than the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.  Investors will not participate in any appreciation of any underlying.

Maturity:	6 years
Automatic early redemption:	If, on any valuation date prior to the final valuation date, the closing value of the worst performing underlying is greater than or equal to its mandatory redemption threshold value, the securities will be automatically redeemed on the potential redemption date immediately following that valuation date for an amount in cash per security equal to $1,000 plus the premium applicable to that valuation date. If the securities are automatically redeemed following any valuation date prior to the final valuation date, they will cease to be outstanding and you will not be entitled to receive the premium applicable to any later valuation date.
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity, for each $1,000 stated principal amount security you then hold, an amount in cash equal to:

▪

If the final underlying value of the worst performing underlying on the final valuation date is greater than or equal to its initial underlying value:

$1,000 + the premium applicable to the final valuation date

▪

If the final underlying value of the worst performing underlying on the final valuation date is less than its initial underlying value:

$1,000 + ($1,000 × the underlying return of the worst performing underlying on the final valuation date)

August 2026	PS-4

Citigroup Global Markets Holdings Inc.

12,645 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF Due August 26, 2032

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest.  Instead, beginning approximately one year after issuance, the securities will be automatically redeemed if the closing value of the worst performing underlying on any valuation date prior to the final valuation date is greater than or equal to its mandatory redemption threshold value.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur.  Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than the stated principal amount of the securities and may be zero.

Scenario 1: The securities are automatically redeemed prior to maturity	Beginning approximately one year following the issuance of the securities, if the closing value of the worst performing underlying is greater than or equal to its mandatory redemption threshold value on any valuation date prior to the final valuation date, the securities will be automatically redeemed for an amount in cash per security equal to $1,000 plus the premium applicable to that valuation date. Investors do not participate in any appreciation of any of the underlyings.
Scenario 2: The securities are not automatically redeemed prior to maturity, and investors receive an amount in cash per security equal to $1,000 plus the premium applicable to the final valuation date at maturity	This scenario assumes that the closing value of the worst performing underlying is less than its mandatory redemption threshold value on each valuation date prior to the final valuation date (beginning approximately one year after issuance). Consequently, the securities are not redeemed prior to maturity. The final underlying value of the worst performing underlying on the final valuation date is greater than or equal to its initial underlying value. At maturity, investors will receive a cash payment equal to $1,000 plus the applicable premium per security. Investors do not participate in any appreciation of any of the underlyings.
Scenario 3: The securities are not automatically redeemed prior to maturity, and investors suffer a loss of principal at maturity	This scenario assumes that the closing value of the worst performing underlying is less than its mandatory redemption threshold value on each valuation date prior to the final valuation date (beginning approximately one year after issuance). Consequently, the securities are not redeemed prior to maturity. The final underlying value of the worst performing underlying on the final valuation date is less than its initial underlying value. At maturity, investors will lose 1% for every 1% decline in the value of the worst performing underlying on the final valuation date from its initial underlying value to its final underlying value (e.g., a 50% depreciation in the worst performing underlying as of the final valuation date will result in a payment at maturity of $500 per security). Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero.
August 2026	PS-5

Citigroup Global Markets Holdings Inc.

12,645 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF Due August 26, 2032

Principal at Risk Securities

Hypothetical Examples

The following table illustrates how the amount payable per security will be calculated if the closing value of the worst performing underlying is greater than or equal to its mandatory redemption threshold value on one of the valuation dates prior to the final valuation date. Figures below have been rounded for ease of analysis.

Investors in the securities will not receive any dividends that may be paid on the underlyings. The examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in the underlyings” below.

If the first valuation date on which the closing value of the worst performing underlying is greater than or equal to its mandatory redemption threshold value is . . .	. . . then you will receive the following payment per security upon automatic early redemption:
1st valuation date	$1,000 + applicable premium = $1,000 + $132.00 = $1,132.00
2nd valuation date	$1,000 + applicable premium = $1,000 + $165.00 = $1,165.00
3rd valuation date	$1,000 + applicable premium = $1,000 + $198.00 = $1,198.00
4th valuation date	$1,000 + applicable premium = $1,000 + $231.00 = $1,231.00
5th valuation date	$1,000 + applicable premium = $1,000 + $264.00 = $1,264.00
6th valuation date	$1,000 + applicable premium = $1,000 + $297.00 = $1,297.00
7th valuation date	$1,000 + applicable premium = $1,000 + $330.00 = $1,330.00
8th valuation date	$1,000 + applicable premium = $1,000 + $363.00 = $1,363.00
9th valuation date	$1,000 + applicable premium = $1,000 + $396.00 = $1,396.00
10th valuation date	$1,000 + applicable premium = $1,000 + $429.00 = $1,429.00
11th valuation date	$1,000 + applicable premium = $1,000 + $462.00 = $1,462.00
12th valuation date	$1,000 + applicable premium = $1,000 + $495.00 = $1,495.00
13th valuation date	$1,000 + applicable premium = $1,000 + $528.00 = $1,528.00
14th valuation date	$1,000 + applicable premium = $1,000 + $561.00 = $1,561.00
15th valuation date	$1,000 + applicable premium = $1,000 + $594.00 = $1,594.00
16th valuation date	$1,000 + applicable premium = $1,000 + $627.00 = $1,627.00
17th valuation date	$1,000 + applicable premium = $1,000 + $660.00 = $1,660.00
18th valuation date	$1,000 + applicable premium = $1,000 + $693.00 = $1,693.00
19th valuation date	$1,000 + applicable premium = $1,000 + $726.00 = $1,726.00
20th valuation date	$1,000 + applicable premium = $1,000 + $759.00 = $1,759.00

Even if, on any valuation date prior to the final valuation date, the closing value of one underlying is greater than or equal to its mandatory redemption threshold value, if the closing value of any of the other underlyings is less than its mandatory redemption threshold value, you will not receive the premium indicated above following that valuation date.  In order to receive the premium indicated above, the closing value of each of the underlyings must be greater than or equal to its mandatory redemption threshold value on the applicable valuation date.

August 2026	PS-6

Citigroup Global Markets Holdings Inc.

12,645 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF Due August 26, 2032

Principal at Risk Securities

The examples below illustrate how the payment at maturity will be calculated if the securities are not automatically redeemed prior to maturity. The examples are based on the following hypothetical values and do not reflect the actual initial underlying values of any of the underlyings or their applicable mandatory redemption threshold values.  For the actual initial underlying value and mandatory redemption threshold value of each of the underlyings, see the cover page of this pricing supplement.  We have used these hypothetical values, rather than the actual values, to simplify the calculations and aid understanding of how the securities work.  However, you should understand that the actual payment at maturity on the securities will be calculated based on the actual initial underlying value and mandatory redemption threshold value of each of the underlyings, and not the hypothetical values indicated below. For ease of analysis, figures below may have been rounded.

The examples are based on, for each underlying, a hypothetical initial underlying value of $100.00 and a hypothetical mandatory redemption threshold value of $90.00 and the hypothetical final underlying values indicated below. If the securities are not automatically redeemed prior to maturity, your actual payment at maturity will depend on the actual final underlying value of the worst performing underlying on the final valuation date.

Example 1—Upside Scenario. The hypothetical final underlying value of the State Street® Energy Select Sector SPDR® ETF is $120.00 (a 20% increase from its hypothetical initial underlying value), the hypothetical final underlying value of the State Street® Health Care Select Sector SPDR® ETF is $110.00 (a 10% increase from its hypothetical initial underlying value) and the hypothetical final underlying value of the State Street® Technology Select Sector SPDR® ETF is $115.00 (a 15% increase from its hypothetical initial underlying value). Because the underlying return of the State Street® Health Care Select Sector SPDR® ETF on the final valuation date is lower than the underlying return of the State Street® Energy Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF on the final valuation date in this example, the State Street® Health Care Select Sector SPDR® ETF would be the worst performing underlying on the final valuation date.

In this scenario, because the final underlying value of the worst performing underlying on the final valuation date is greater than its initial underlying value, the payment at maturity per security would be calculated as follows:

Payment at maturity per security	= $1,000 + the premium applicable to the final valuation date
= $1,000 + $792.00
= $1,792.00

In this scenario, because the final underlying value of the worst performing underlying on the final valuation date is greater than its initial underlying value, you would be repaid the stated principal amount of $1,000 per security at maturity plus the premium applicable to the final valuation date.

Example 2—Downside Scenario. The hypothetical final underlying value of the State Street® Energy Select Sector SPDR® ETF is $105.00 (a 5% increase from its hypothetical initial underlying value), the hypothetical final underlying value of the State Street® Health Care Select Sector SPDR® ETF is $80.00 (a 20% decrease from its hypothetical initial underlying value) and the hypothetical final underlying value of the State Street® Technology Select Sector SPDR® ETF is $40.00 (a 60% decrease from its hypothetical initial underlying value). Because the underlying return of the State Street® Technology Select Sector SPDR® ETF on the final valuation date is lower than the underlying return of the State Street® Energy Select

Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF on the final valuation date in this example, the State Street® Technology Select Sector SPDR® ETF would be the worst performing underlying on the final valuation date.

In this scenario, because the final underlying value of the worst performing underlying on the final valuation date is less than its initial underlying value, the payment at maturity per security would be calculated as follows:

Payment at maturity per security	= $1,000 + ($1,000 × the underlying return of the worst performing underlying on the final valuation date)
= $1,000 + ($1,000 × -60%)
= $1,000 + -$600.00
= $400.00

In this scenario, the worst performing underlying on the final valuation date has depreciated from its initial underlying value to its final underlying value.  Accordingly, your payment at maturity in this scenario would reflect 1-to-1 downside exposure to the depreciation of the worst performing underlying from its initial underlying value to its final underlying value, and you would incur a significant loss on your investment.

August 2026	PS-7

Citigroup Global Markets Holdings Inc.

12,645 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF Due August 26, 2032

Principal at Risk Securities

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities.  The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each of the underlyings.  Accordingly, the securities are appropriate only for investors who are capable of understanding the complexities and risks of the securities.  You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the appropriateness of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities.  You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement.  You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not guarantee repayment of the stated principal amount at maturity. If the securities are not automatically redeemed prior to maturity, your payment at maturity will depend on the final underlying value of the worst performing underlying on the final valuation date. If the final underlying value of the worst performing underlying on the final valuation date is less than its initial underlying value, you will lose 1% of the stated principal amount of the securities for every 1% by which the worst performing underlying has declined from its initial underlying value, regardless of the performance of the other underlyings. There is no minimum payment at maturity on the securities, and you may lose your entire investment in the securities.

▪	The securities do not pay interest. You should not invest in the securities if you seek current income during the term of the securities.

▪	Your potential return on the securities is limited. Your potential return on the securities is limited to the applicable premium payable upon automatic early redemption or at maturity. If the closing value of the worst performing underlying on any valuation date prior to the final valuation date is greater than or equal to its mandatory redemption threshold value, or if the securities are not automatically redeemed prior to maturity and the closing value of the worst performing underlying on the final valuation date is greater than or equal to its initial underlying value, you will be repaid the stated principal amount of your securities and will receive the fixed premium applicable to that valuation date, regardless of how significantly the closing value of the worst performing underlying on that valuation date may exceed its mandatory redemption threshold value or its initial underlying value, as applicable. Accordingly, the premium may result in a return on the securities that is significantly less than the return you could have achieved on a direct investment in any or all of the underlyings. In addition, the premium you receive upon any early redemption of the securities may be significantly less than the return you could have achieved if the securities had not been automatically redeemed and you had been able to receive the payment at maturity.

▪	The securities are subject to the risks of all of the underlyings and will be negatively affected if any one of the underlyings performs poorly, even if the other underlyings perform well. You are subject to risks associated with all of the underlyings. If any one of the underlyings perform poorly, you will be negatively affected, even if the other underlyings perform well. The securities are not linked to a basket composed of the underlyings, where the better performance of one or two could ameliorate the poor performance of the others. Instead, you are subject to the full risks of whichever of the underlyings is the worst performing.

▪	You will not benefit in any way from the performance of any better performing underlying. The return on the securities depends solely on the performance of the worst performing underlying, and you will not benefit in any way from the performance of any better performing underlying. The securities may underperform a similar investment in all of the underlyings or a similar alternative investment linked to a basket composed of the underlyings, since in either such case the performance of the better performing underlyings would be blended with the performance of the worst performing underlying, resulting in a better return than the return of the worst performing underlying.

▪	The term of the securities may be as short as one year. If the closing value of the worst performing underlying on any valuation date prior to the final valuation date, including the valuation date expected to occur approximately one year after the pricing date, is greater than or equal to its mandatory redemption threshold value, the securities will be automatically redeemed. The earlier the automatic redemption, the lower the premium you will receive. Additionally, if the securities are redeemed prior to maturity, you may not be able to reinvest at comparable terms or returns.

▪	You will be subject to risks relating to the relationship among the underlyings. It is preferable from your perspective for the underlyings to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlyings will not exhibit this relationship. The less correlated the underlyings, the more likely it is that any one of the underlyings will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlyings to perform poorly; the performance of any underlyings that are not the worst performing underlying is not relevant to your return on the securities at maturity or on an earlier

August 2026	PS-8

Citigroup Global Markets Holdings Inc.

12,645 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF Due August 26, 2032

Principal at Risk Securities

automatic redemption date.  It is impossible to predict what the relationship among the underlyings will be over the term of the securities.

▪	Investing in the securities is not equivalent to investing in the underlyings. You will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the underlyings. The payment scenarios described in this pricing supplement do not show any effect of lost dividend yield over the term of the securities.

▪	Your return on the securities depends on the closing values of the underlyings on a limited number of days. Because your payment upon automatic early redemption, if applicable, or at maturity depends on the closing values of the underlyings solely on one of the valuation dates, you are subject to the risk that the closing values of the underlyings on those days may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested directly in the underlyings or in another instrument linked to the underlyings that you could sell for full value at a time selected by you, or if the return on the securities was based on an average of closing values of the underlyings, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive any amounts owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions and structuring fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation among the underlyings, dividend yields on the underlyings and the securities held by the underlyings and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion.  As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects

August 2026	PS-9

Citigroup Global Markets Holdings Inc.

12,645 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF Due August 26, 2032

Principal at Risk Securities

the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the price and volatility of the underlyings and a number of other factors, including the price and volatility of the underlying shares and the securities held by the underlyings, the correlation among the underlyings, dividend yields on the underlyings and the securities held by the underlyings, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the values of the underlyings may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	The State Street® Energy Select Sector SPDR® ETF is subject to concentrated risks associated with the energy sector. All or substantially all of the securities held by the State Street® Energy Select Sector SPDR® ETF are issued by companies whose primary line of business is directly associated with the energy sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Issuers in energy-related industries can be significantly affected by fluctuations in energy prices and supply and demand of energy fuels. Markets for various energy-related commodities can have significant volatility, and are subject to control or manipulation by large producers or purchasers. Companies in the energy sector may need to make substantial expenditures, and to incur significant amounts of debt, in order to maintain or expand their reserves. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. These companies may be at risk for environmental damage claims.

The factors described above affect the energy sector generally and could affect the value of the securities held by the State Street® Energy Select Sector SPDR® ETF and thus the value of the State Street® Energy Select Sector SPDR® ETF during the term of the securities, which may adversely affect the value of your securities.

▪	The State Street® Health Care Select Sector SPDR® ETF is subject to concentrated risks associated with the health care sector. All or substantially all of the securities held by the State Street® Health Care Select Sector SPDR® ETF are issued by companies whose primary line of business is directly associated with the health care sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Companies in the health care sector are subject to extensive government regulation and their profitability can be significantly affected by restrictions on government reimbursement for medical expenses, rising costs of medical products and services, pricing pressure (including price discounting), limited product lines and an increased emphasis on the delivery of health care through outpatient services. Companies in the health care sector are heavily dependent on obtaining and defending patents, which may be time consuming and costly, and the expiration of patents may also adversely affect the profitability of these companies. Health care companies are also subject to extensive litigation based on product liability and similar claims. In addition, their products can become obsolete due to industry innovation, changes in technologies or other market developments. Many new products in the health care sector require significant research and development and may be subject to regulatory approvals, all of which may be time consuming and costly with no guarantee that any product will come to market.

The factors described above affect the health care sector generally and could affect the value of the securities held by the State Street® Health Care Select Sector SPDR® ETF and thus the value of the State Street® Health Care Select Sector SPDR® ETF during the term of the securities, which may adversely affect the value of your securities.

▪	The State Street® Technology Select Sector SPDR® ETF is subject to concentrated risks associated with the technology sector. All or substantially all of the securities held by the State Street® Technology Select Sector SPDR® ETF are issued by

August 2026	PS-10

Citigroup Global Markets Holdings Inc.

12,645 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF Due August 26, 2032

Principal at Risk Securities

companies whose primary line of business is directly associated with the technology sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Technology companies and companies that rely heavily on technology are vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the technology sector may face unpredictable changes in growth rates and competition for the services of qualified personnel.

The factors described above affect the technology sector generally and could affect the value of the securities held by the State Street® Technology Select Sector SPDR® ETF and thus the value of the State Street® Technology Select Sector SPDR® ETF during the term of the securities, which may adversely affect the value of your securities.

▪	Governmental regulatory actions, such as sanctions, could adversely affect your investment in the securities. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or underlying shares, or engaging in transactions in them, and any such action could adversely affect the value of underlying shares. These regulatory actions could result in restrictions on the securities and could result in the loss of a significant portion or all of your initial investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

▪	Our offering of the securities does not constitute a recommendation of any underlying. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlyings is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the underlyings or the securities held by the underlyings or in instruments related to the underlyings or such securities and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlyings. These and other activities of our affiliates may affect the closing values of the underlyings in a way that has a negative impact on your interests as a holder of the securities.

▪	The value and performance of the underlying shares of an underlying may not completely track the performance of the underlying index that the underlying seeks to track or its net asset value per share. The underlyings do not fully replicate the underlying indices that they seek to track (each, an “ETF underlying index”) and may hold securities different from those included in its ETF underlying index. In addition, the performance of each underlying reflects additional transaction costs and fees that are not included in the calculation of its ETF underlying index. All of these factors may lead to a lack of correlation between the performance of any underlying and its ETF underlying index. In addition, corporate actions with respect to the equity securities constituting any underlying’s ETF underlying index or held by any underlying (such as mergers and spin-offs) may impact the variance between the performance of any underlying and its ETF underlying index. Finally, because any of the underlying shares are traded on an exchange and are subject to market supply and investor demand, the market value of any underlying may differ from its net asset value per share.

During periods of market volatility, securities included in any underlying’s underlying index may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of any underlying and the liquidity of any underlying may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of any underlying. Further, market volatility may adversely affect, sometimes materially, the price at which market participants are willing to buy and sell any underlying shares. As a result, under these circumstances, the market value of any underlying may vary substantially from its net asset value per share. For all of the foregoing reasons, the performance of any underlying might not correlate with the performance of its ETF underlying index and/or its net asset value per share, which could materially and adversely affect the value of the securities in the secondary market and/or reduce your return on the securities.

▪	The closing values of the underlyings may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions directly in the underlyings or the securities held by the underlyings and other financial instruments related to the underlyings and may adjust such positions during the term of the securities. Our affiliates also trade the underlyings or the securities held by the underlyings and other financial instruments related to the underlyings or such securities on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the closing values of the underlyings in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the underlyings or the issuers of the securities held by the underlyings, including extending loans to, making equity investments in or providing advisory services to those issuers.

August 2026	PS-11

Citigroup Global Markets Holdings Inc.

12,645 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF Due August 26, 2032

Principal at Risk Securities

In the course of this business, we or our affiliates may acquire non-public information about the underlyings, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against that issuer that are available to them without regard to your interests.

▪	Even if any underlying pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on any of the underlyings unless the amount of the dividend per underlying share, together with any other dividends paid in the same fiscal quarter, exceeds the dividend paid per underlying share in the most recent fiscal quarter by an amount equal to at least 10% of the closing value of the applicable underlying on the date of declaration of the dividend. Any dividend will reduce the closing value of the applicable underlying by the amount of the dividend per underlying share. If the applicable underlying pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities may be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	The securities will not be adjusted for all events that could affect the closing value of any of the underlyings. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of any of the underlying shares would not.

▪	The securities may become linked to an underlying other than one of the original underlyings upon the occurrence of a reorganization event or upon the delisting of any of the underlyings. For example, if any underlying enters into a merger agreement that provides for holders of its applicable underlying shares to receive shares of another entity, the shares of such other entity will become the applicable underlying shares for all purposes of the securities upon consummation of the merger. Additionally, if the applicable underlying shares are delisted or any underlying is otherwise terminated, the calculation agent may, in its sole discretion, select shares of another issuer to be the applicable underlying shares. See “Description of the Securities— Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments,” and “—Delisting, Liquidation or Termination of an Underlying ETF” in the accompanying product supplement.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events or the discontinuance of any of the underlyings, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	Changes that affect the underlyings may affect the value of your securities. The sponsors of the underlyings may at any time make methodological changes or other changes in the manner in which they operate that could affect the values of the underlyings. We are not affiliated with any such underlying sponsor and, accordingly, we have no control over any changes any such sponsor may make. Such changes could adversely affect the performance of the underlyings and the value of and your return on the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Even if the treatment of the securities as prepaid forward contracts is respected, a security may be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.” Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

If you are a non-U.S. investor, you should review the discussion of withholding tax issues in “United States Federal Tax Considerations—Non-U.S. Holders” below.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement.  You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

August 2026	PS-12

Citigroup Global Markets Holdings Inc.

12,645 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF Due August 26, 2032

Principal at Risk Securities

Information About the State Street® Energy Select Sector SPDR® ETF

The State Street® Energy Select Sector SPDR® ETF is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Energy Select Sector Index. The Energy Select Sector Index is intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and are involved in the development or production of energy. The Energy Select Sector Index includes companies in the following industries: energy equipment and services; and oil, gas and consumable fuels. The State Street® Energy Select Sector SPDR® ETF is an investment portfolio of the Select Sector SPDR® Trust, a registered investment company, and is maintained and managed by SSGA Funds Management, Inc.

Information provided to or filed with the SEC by the Select Sector SPDR® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the State Street® Energy Select Sector SPDR® ETF trade on the NYSE Arca under the ticker symbol “XLE.”

Please refer to the section “Fund Descriptions—The Select Sector SPDR® ETFs” in the accompanying underlying supplement for additional information.

This pricing supplement relates only to the securities offered hereby and does not relate to the underlying shares or other securities of the State Street® Energy Select Sector SPDR® ETF. We have derived all disclosures contained in this pricing supplement regarding the underlying shares and the State Street® Energy Select Sector SPDR® ETF from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the State Street® Energy Select Sector SPDR® ETF or the underlying shares.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The State Street® Energy Select Sector SPDR® ETF is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying shares of the State Street® Energy Select Sector SPDR® ETF.

Historical Information

The closing value of the State Street® Energy Select Sector SPDR® ETF on August 21, 2026 was $63.64.

The graph below shows the closing value of the State Street® Energy Select Sector SPDR® ETF for each day such value was available from January 4, 2016 to August 21, 2026. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

August 2026	PS-13

Citigroup Global Markets Holdings Inc.

12,645 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF Due August 26, 2032

Principal at Risk Securities

State Street® Energy Select Sector SPDR® ETF – Historical Closing Values* January 4, 2016 to August 21, 2026

* The red line indicates the mandatory redemption threshold value with respect to the State Street® Energy Select Sector SPDR® ETF of $57.276, equal to 90% of its initial underlying value.

August 2026	PS-14

Citigroup Global Markets Holdings Inc.

12,645 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF Due August 26, 2032

Principal at Risk Securities

Information About the State Street® Health Care Select Sector SPDR® ETF

The State Street® Health Care Select Sector SPDR® ETF is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Health Care Select Sector Index. The Health Care Select Sector Index is intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and are involved in the health care sector. The Health Care Select Sector Index includes companies in the following industries: health care equipment and supplies; health care providers and services; health care technology; biotechnology; pharmaceuticals; and life sciences tools and services. The State Street® Health Care Select Sector SPDR® ETF is an investment portfolio of the Select Sector SPDR® Trust, a registered investment company, and is maintained and managed by SSGA Funds Management, Inc.

Information provided to or filed with the SEC by the Select Sector SPDR® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the State Street® Health Care Select Sector SPDR® ETF trade on the NYSE Arca under the ticker symbol “XLV.”

Please refer to the section “Fund Descriptions—The Select Sector SPDR® ETFs” in the accompanying underlying supplement for additional information.

This pricing supplement relates only to the securities offered hereby and does not relate to the underlying shares or other securities of the State Street® Health Care Select Sector SPDR® ETF. We have derived all disclosures contained in this pricing supplement regarding the underlying shares and the State Street® Health Care Select Sector SPDR® ETF from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the State Street® Health Care Select Sector SPDR® ETF or the underlying shares.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The State Street® Health Care Select Sector SPDR® ETF is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying shares of the State Street® Health Care Select Sector SPDR® ETF.

Historical Information

The closing value of the State Street® Health Care Select Sector SPDR® ETF on August 21, 2026 was $174.62.

The graph below shows the closing value of the State Street® Health Care Select Sector SPDR® ETF for each day such value was available from January 4, 2016 to August 21, 2026.  We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

August 2026	PS-15

Citigroup Global Markets Holdings Inc.

12,645 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF Due August 26, 2032

Principal at Risk Securities

State Street® Health Care Select Sector SPDR® ETF – Historical Closing Values* January 4, 2016 to August 21, 2026

* The red line indicates the mandatory redemption threshold value with respect to the State Street® Health Care Select Sector SPDR® ETF of $157.158, equal to 90% of its initial underlying value.

August 2026	PS-16

Citigroup Global Markets Holdings Inc.

12,645 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF Due August 26, 2032

Principal at Risk Securities

Information About the State Street® Technology Select Sector SPDR® ETF

The State Street® Technology Select Sector SPDR® ETF is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Technology Select Sector Index. The Technology Select Sector Index is intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and whose primary line of business is directly associated with the information technology sector. The Technology Select Sector Index includes companies in the following industries: IT services; software; communications equipment; technology hardware, storage and peripherals; electronic equipment, instruments and components; and semiconductors and semiconductor equipment. The State Street® Technology Select Sector SPDR® ETF is an investment portfolio of the Select Sector SPDR® Trust, a registered investment company, and is maintained and managed by SSGA Funds Management, Inc.

Information provided to or filed with the SEC by the Select Sector SPDR® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the State Street® Technology Select Sector SPDR® ETF trade on the NYSE Arca under the ticker symbol “XLK.”

Please refer to the section “Fund Descriptions—The Select Sector SPDR® ETFs” in the accompanying underlying supplement for additional information.

This pricing supplement relates only to the securities offered hereby and does not relate to the underlying shares or other securities of the State Street® Technology Select Sector SPDR® ETF. We have derived all disclosures contained in this pricing supplement regarding the underlying shares and the State Street® Technology Select Sector SPDR® ETF from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the State Street® Technology Select Sector SPDR® ETF or the underlying shares.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The State Street® Technology Select Sector SPDR® ETF is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying shares of the State Street® Technology Select Sector SPDR® ETF.

Historical Information

The closing value of the State Street® Technology Select Sector SPDR® ETF on August 21, 2026 was $183.31.

The graph below shows the closing value of the State Street® Technology Select Sector SPDR® ETF for each day such value was available from January 4, 2016 to August 21, 2026. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

August 2026	PS-17

Citigroup Global Markets Holdings Inc.

12,645 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF Due August 26, 2032

Principal at Risk Securities

State Street® Technology Select Sector SPDR® ETF – Historical Closing Values* January 4, 2016 to August 21, 2026

* The red line indicates the mandatory redemption threshold value with respect to the State Street® Technology Select Sector SPDR® ETF of $164.979, equal to 90% of its initial underlying value.

August 2026	PS-18

Citigroup Global Markets Holdings Inc.

12,645 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF Due August 26, 2032

Principal at Risk Securities

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes.  By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Code, any gain or loss recognized upon a sale, exchange or retirement of a security should be long-term capital gain or loss if you held the security for more than one year.

Even if the treatment of the securities as prepaid forward contracts is respected, your purchase of a security may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Prepaid Forward Contracts—Possible Application of Section 1260 of the Code” in the accompanying product supplement for additional information and consult your tax adviser regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions below and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities.  Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations.  However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one.  Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment.  Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions.  You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

August 2026	PS-19

Citigroup Global Markets Holdings Inc.

12,645 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF Due August 26, 2032

Principal at Risk Securities

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement.  The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $35.00 for each $1,000 security sold in this offering.  From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI, including Morgan Stanley Wealth Management, and their financial advisors collectively a fixed selling concession of $30.00 for each $1,000 security they sell.  In addition, Morgan Stanley Wealth Management will receive a structuring fee of $5.00 for each security they sell. For the avoidance of doubt, the fees and selling concessions described in this pricing supplement will not be rebated if the securities are automatically redeemed prior to maturity.

The costs included in the original issue price of the securities will include a fee paid by CGMI to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models.  CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).  CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate.  CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness.  These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately four months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined.  This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities.  The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the four-month temporary adjustment period.  However, CGMI is not obligated to buy the securities from investors at any time.  See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been issued by Citigroup Global Markets Holdings Inc. pursuant to the indenture, the trustee and/or paying agent has made, in accordance with instructions from Citigroup Global Markets Holdings Inc., appropriate entries or notations in its records relating to the master global note that represents such securities and such securities have been delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the securities to the extent determined to constitute unearned interest. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Citigroup Global Markets Holdings Inc. or Citigroup Inc., the indenture, the securities, the related guarantee (together with the indenture and the securities, the “Documents”) or such transactions solely because such law, rule or

August 2026	PS-20

Citigroup Global Markets Holdings Inc.

12,645 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF Due August 26, 2032

Principal at Risk Securities

regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security.

In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated February 25, 2026, which has been filed as an exhibit to the Registration Statement on Form S-3 by Citigroup Global Markets Holdings Inc. and Citigroup Inc. on February 25, 2026, that the Documents have been duly authorized, executed, authenticated (if applicable) and delivered by, and are each a valid, binding and enforceable agreement of, each party thereto (other than as expressly covered above in respect of Citigroup Global Markets Holdings Inc. and Citigroup Inc.) and that the terms of the securities and the issuance, execution, delivery and performance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. of the securities and the related guarantee do not contravene, or constitute a default under, any judgment, injunction, order or decree or any agreement or other instrument binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc.

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August 2026	PS-21